EXHIBIT 99.3
                                                                    ------------


      HOLLINGER INTERNATIONAL ANNOUNCES FILING OF SECOND AMENDED COMPLAINT
                        IN US DISTRICT COURT IN ILLINOIS
              IN LAWSUIT BROUGHT BY SPECIAL COMMITTEE OF THE BOARD


          COMPANY ALSO REACHES AGREEMENT WITH HOLLINGER INC., BLACK FOR
               EXTENSION OF INJUNCTION IN DELAWARE CHANCERY COURT

CHICAGO, IL, OCTOBER 29, 2004 - Hollinger International Inc. (NYSE:HLR) ("the Company") today announced that the Special Committee of its Board of Directors ("the Special Committee") has filed a Second Amended Complaint in the U.S. District Court for the Northern District of Illinois ("the Court") on behalf of the Company in its lawsuit against certain directors and former directors and officers, as well as the Company's controlling shareholder and its affiliated companies. The total amount of damages sought in this Second Amended Complaint is approximately $542 million, which includes pre-judgment interest of $117 million.

As previously announced, the Second Amended Complaint asserts all of the same breach of fiduciary duty claims against Hollinger Inc., Conrad Black, David Radler, Ravelston, Barbara Amiel Black, John Boultbee, and Daniel Colson ("the Defendants") as had been in the previous Amended Complaint filed May 7, 2004.

The Second Amended Complaint asserts additional claims against certain of the Defendants based on the findings set forth in the Report of Investigation by the Special Committee filed with the Court on August 30, 2004. These include, among others, claims to rescind the $33.5 million balance of a $36.8 million loan from the Company to Hollinger Inc. that is alleged to have been obtained on the basis of false and misleading statements. The Second Amended Complaint also adds claims for fraud, conversion and punitive damages, while eliminating as Defendants Bradford Publishing Company and the Horizon companies.

The Second Amended Complaint adds Hollinger International Director Richard N. Perle as a Defendant. The suit claims breaches of fiduciary duty by Perle related to his service as a member of the Company's Executive Committee.

Gordon A. Paris, Interim Chairman, President and Chief Executive Officer of the Company, and Chairman of the Special Committee, said: "The Special Committee's work is not complete until we have prosecuted litigation against the Defendants to seek full redress for the enormous damage they have caused to the Company and its shareholders. The filing of the Second Amended Complaint today reflects our vigorous pursuit of this objective."

The Company also said that, consistent with its previous statements, it has filed a motion for an interlocutory appeal of the Court's recent decision related to the Company's claims under the Racketeering Influenced and Corrupt Organizations Act, or "RICO."

The Company also announced today that it has reached an agreement with Hollinger Inc. and Mr. Black for an extension of the injunction entered in Delaware Chancery Court on June 28, 2004 and requested the Court enter an agreed-upon form of Order. The terms of the agreement are substantially the same as outlined in a letter to Vice Chancellor Strine filed with the Delaware Chancery Court on October 26, 2004.

The Company will be filing the Amended Complaint and Order by the Delaware Chancery Court as exhibits to a Form 8-K with the U.S. Securities and Exchange Commission.

Hollinger International Inc. is a newspaper publisher with English-language newspapers in North America and Israel. Its assets include THE CHICAGO SUN-TIMES and a large number of community newspapers in the Chicago area, THE JERUSALEM POST and THE INTERNATIONAL JERUSALEM POST in Israel, a portfolio of new media investments, and a variety of other assets.

CERTAIN STATEMENTS MADE IN THIS RELEASE ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 (THE "ACT"). FORWARD-LOOKING STATEMENTS INCLUDE, WITHOUT LIMITATION, ANY STATEMENT THAT MAY PREDICT, FORECAST, INDICATE OR IMPLY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS, AND MAY CONTAIN THE WORDS "BELIEVE," "ANTICIPATE," "EXPECT," "ESTIMATE," "PROJECT, "WILL BE," "WILL CONTINUE," "WILL LIKELY RESULT," "IS SUBJECT TO," OR SIMILAR WORDS OR PHRASES. FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, WHICH MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS. THE RISKS AND UNCERTAINTIES ARE DETAILED FROM TIME TO TIME IN REPORTS FILED BY HOLLINGER INTERNATIONAL WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING IN ITS FORMS 10 K AND 10 Q. NEW RISK FACTORS EMERGE FROM TIME TO TIME AND IT IS NOT POSSIBLE FOR MANAGEMENT TO PREDICT ALL SUCH RISK FACTORS, NOR CAN IT ASSESS THE IMPACT OF ALL SUCH RISK FACTORS ON THE COMPANY'S BUSINESS OR THE EXTENT TO WHICH ANY FACTOR, OR COMBINATION OF FACTORS, MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN ANY FORWARD-LOOKING STATEMENTS. GIVEN THESE RISKS AND UNCERTAINTIES, INVESTORS SHOULD NOT PLACE UNDUE RELIANCE ON FORWARD-LOOKING STATEMENTS AS A PREDICTION OF ACTUAL RESULTS.




CONTACTS:

US/Canada Media
Molly Morse
Kekst and Company
212-521-4826
molly-morse@kekst.com

UK Media
Jeremy Fielding
Kekst and Company
jeremy-fielding@kekst.com
1-212-521-4825